Exhibit 99.1
UROPLASTY, INC. ANNOUNCES TWO SUBMISSIONS TO THE FDA
     MINNEAPOLIS, MN, August 10, 2005 — Uroplasty, Inc. (OTC Bulletin Board: UPST.OB), a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions, today announced the company submitted requests to the U.S. Food and Drug Administration (FDA) for 510(k) clearance to market two new products. The first submission requested clearance to market the Urgent® PC Neuromodulation System for treatment of overactive bladder symptoms. Yesterday, a second 510(k) submission requested FDA clearance to market the I-STOP™ Mid-Urethral Sling System for treatment of female stress urinary incontinence.
     Sam B. Humphries, President and Chief Executive Officer, stated, “We are excited about the market potential, U.S. product launches, and patient benefit offered by these products. These products expand our platform of minimally invasive treatments for voiding dysfunctions. Most importantly, these products offer new solutions for individuals with stress incontinence or overactive bladder symptoms.”
     The Urgent® PC Neuromodulation System is the only minimally invasive nerve stimulation device designed for office-based treatment of overactive bladder symptoms of urge incontinence, urinary urgency and urinary frequency. Using percutaneous tibial nerve stimulation, the product delivers an electrical pulse that travels to the sacral nerve plexus, a control center for bladder function. In April 2005, we acquired the exclusive rights to manufacture and distribute the product in the United States, Canada and all countries recognizing the CE mark.
     The I-STOP™ Mid-Urethral Sling System is a biocompatible, tension-free sling for the treatment of stress urinary incontinence resulting from urethral hypermobility, a condition in which the urethra is not properly supported by surrounding tissues. We are the exclusive distributor of the product in the United Kingdom and, subject to FDA marketing clearance, in the United States.
About Uroplasty, Inc.
     In addition to the Urgent PC and I-Stop products, Uroplasty develops, manufactures and markets other innovative, proprietary products for the treatment of voiding dysfunctions. Other products we market and have under development include our soft tissue bulking products.
     Macroplastique® Implants is a proprietary, implantable soft tissue bulking material for the treatment of both male and female urinary incontinence. When Macroplastique is injected into tissue around the urethra, it stabilizes and “bulks” tissues close to the urethra, thereby providing the surrounding muscles with increased capability to control the release of urine. Macroplastique is also used to treat vesicoureteral reflux, a predominately pediatric condition, in which the urine flows backward from the bladder to the kidney. Macroplastique has been sold for urological indications outside the United States since 1991. Our other proprietary, implantable soft tissue bulking agents sold outside the United States include PTQ™ Implants for fecal incontinence, VOX® Implants for vocal cord rehabilitation and Bioplastique® Implants for dermal augmentation.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements relating to regulatory activities, which reflect and affect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing of our products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients, particularly since our principal product contains silicone; our historical reliance on a single product for most of our current sales; our ability to commercialize our recently licensed product lines; our intellectual property and the ability to prevent competitors form infringing our rights; the ability to receive third party reimbursement for our products; the results of our current FDA submissions; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to establish an effective U.S. sales and marketing organization; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price.
     FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Mr. Humphries.
UROPLASTY, INC.
Sam B. Humphries, President / CEO
2718 Summer Street N.E., Minneapolis, MN 55413-2820
Tel: 612-378-1180
Fax: 612-378-2027
E-mail: samh@uroplasty.com